GuideStone Funds
Medium Duration Bond Fund (604094) (the "Fund")

CUSIP: 65557FAD8
Quarterly Report from Adviser for the Quarter Ending 09/30/2012

PROCEDURES PURSUANT TO RULE 10f-3*

(1)Name of Underwriters


(GS) GOLDMAN, SACHS & CO.
CITIGROUP GLOBAL MARKETS INC.
J.P. MORGAN CHASE & CO.
MERRILL LYNCH, PIERCE, FENNER
SMITH INCORPORATED






(2)Name of Issuer

Nordea Bank AB





(3)Title of Security

NORDEA BANK AB 4.25%
21 SEP2022 144A





(4)Date of Prospectus or First Offering

09/17/12





(5)Amount of Total Offering

($) 1,000,000,000





(6)Unit Price

99.36

(7)Underwriting Spread or Commission

0.5500





(8)Rating

SP:A/ MD:Baa1/FT:A+





(9)Maturity Date

09/21/22





(10)Current Yield

4.2772%





(11)Yield to Maturity

4.33%





(12)Subordination Features

Subordinated

*Rule 10f-3 procedures allow the Fund under certain conditions to purchase securities during the existence of an underwriting or selling syndicate, a principal underwriter of which is Goldman, Sachs & Co. or any of its affiliates or a principal underwriter of which is an officer, director,member of an advisory board, investment adviser or employee of Goldman Sachs Trust.

**The amount of the total offering for equity transactions is shown in shares, the amount of the total offering for debt transactions is shown in dollars.



PROCEDURES PURSUANT TO RULE 10f-3 - Continued


(13)Nature of Political Entity, if any,
including, in the case of revenue bonds, underlying entity supplying the revenue

N/A

(14)Total Par Value of Bonds Purchased***

450,000.00





(15)Dollar Amount of Purchases ($)

$447,138.00





(16)Number of Shares Purchased

450,000.00


(17)Years of Continuous Operation
(excluding municipal securities; see (25)(d) below)

At least 3 years
of operations





(18)% of Offering Purchased by Fund

0.0450%





(19)% of Offering Purchased
by all other GSAM-managed
Portfolios and Accounts

5.9550%


(20)Sum of (18) and (19)****

6.0000%

(21)% of Fund's Total Assets
applied to Purchase

0.1918%


(22)Name(s) of Underwriter(s)
or Dealer(s) from whom Purchased

J.P. MORGAN SECURITIES LLC



(23)Is the Adviser, any
Subadviser or any person
of which the Adviser or
Subadviser is an "affiliated person", a
Manager or Co-Manager of the Offering?

Yes ___X___
No________


(24)Were Purchases Designated
as Group Sales or otherwise allocated to the Adviser, any Subadviser or any person of which the Adviser or Subadviser is an "affiliated person"?

Yes_________
No___X_____



(25)Have the following
conditions been satisfied:


(a) The securities were part of an issue registered under the Securities Act of 1933, as amended, which is being offered to the public, or were U.S. government securities, as defined in Section 2(a)(16) of the Securities Exchange Act of 1934, or were municipal securities as defined in Section 3(a)(29) of the Securities Exchange Act of 1934 or were securities sold in an Eligible Foreign
Offering or were securities sold in
an Eligible Rule 144A Offering?

Yes___X____
No_________

***For equity securities, the figure shown represents the number of shares purchased.
**** May not exceed, when added to purchases of other investment companies advised by Goldman Sachs Asset Management, L.P. ("GSAM") or Goldman Sachs Asset Management International ("GSAMI"), and any other purchases by other accounts with respect to which GSAM or GSAMI has investment discretion if it exercised such investment discretion with respect to the purchase, 25% of the principal amount of the class of securities being offered, except that in the case of an Eligible Rule 144A Offering this percentage may not exceed 25% of the total of (A) the principal amount of the class of securities being offered that is sold by underwriters or members of the selling syndicate to Qualified Institutional Buyers ("QIBs") plus
(B) the principal amount of the class of securities being offered in any concurrent offering.



(b)	The securities were purchased prior to the end of the first
day on which any sales to the public were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities (except, in the case of an Eligible Foreign Offering, for any rights to purchase required by law to be granted to existing security holders of the issue) or, if a rights offering, the securities were purchased on or before the fourth day preceding the day on which the rights offering terminated.

Yes___X___
No_________



(c) The underwriting was
a firm commitment
underwriting?

Yes___X___
No_________


With respect to any issue of securities other than Eligible Municipal Securities, was the issuer of such securities to be purchased in continuous operation for not less than three years, including the operation of any predecessors; or with respect to any issue of Eligible Municipal
Securities to be purchased, were the securities sufficiently liquid that they could to be sold at or near their carrying value within a reasonably short period of time and either: (i) were subject to no greater than moderate credit risk; or (ii) if the issuer of the municipal securities, or the entity supplying the revenues from which the issue is to be paid, had been in continuous operation for less than three years (including the operation of any predecessors) the securities were subject to a minimal or low amount of credit risk.



Yes__N/A__
No_________


/s/ Ron Aron
Portfolio Manager